SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2019

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal offices)			(Zip Code)

Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
0.800% Senior Notes Due 2022	BKNG 22A	New York Stock Exchange
2.150% Senior Notes Due 2022	BKNG 22	New York Stock Exchange
2.375% Senior Notes Due 2024	BKNG 24	New York Stock Exchange
1.800% Senior Notes Due 2027	BKNG 27	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 14, 2019, Booking Holdings Inc. (the "Company") entered into a credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), Bank of America, N.A., as syndication agent, each of JPMorgan Chase Bank, N.A., Bank of America Securities, Inc., BNP Paribas Securities Corp., Citibank, N.A., Deutsche Bank Securities Inc., TD Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers and each of BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., TD Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, Mizuho Bank, Ltd. and Standard Chartered Bank, as co-documentation agents, and the lenders from time to time party thereto (the "Lenders").

Under the terms of the Credit Agreement, the Lenders will extend a revolving line of credit up to $2 billion to the Company. The revolving credit facility provides for the issuance of up to $80 million of letters of credit, as well as up to $100 million of borrowings on same-day notice, referred to as swingline loans. Other than swingline loans, which are available only in U.S. dollars, the revolving loans and the letters of credit are available in U.S. dollars, Euros, Pounds Sterling and any other currency agreed to by the Administrative Agent and each of the Lenders. The Company may request an increase to the revolving line of credit or to enter into one or more tranches of term loans, not to exceed in the aggregate $1 billion. The proceeds of loans made under the Credit Agreement can be used for working capital needs and general corporate purposes, including without limitation, for the purposes of making acquisitions and refinancing existing indebtedness. As of the date of this Current Report on Form 8-K, the Company has no immediate plans to draw on the revolving line of credit, though it may do so in the future.

Borrowings under the Credit Agreement are unsecured and will bear interest, at the Company's option, at a rate per annum equal to either:

•
for dollar-denominated loans only, the sum of (x) the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the Administrative Agent's prime lending rate and (c) LIBOR (but no less than 0%) for an interest period of one month plus 1.00% plus (y) an applicable margin ranging from 0% to 0.50%; or

•	LIBOR (but no less than 0%) for the interest period in effect for such borrowing plus an applicable margin ranging from 0.875% to 1.50%.

In certain circumstances where LIBOR cannot be adequately ascertained or is unavailable, the Credit Agreement sets forth a mechanism to provide for the replacement of LIBOR with an alternative benchmark rate.

The Credit Agreement includes, among other terms and conditions, limitations on the ability of the Company and its subsidiaries to sell, transfer, lease or otherwise dispose of any of its assets outside the ordinary course or any of the equity interests of its subsidiaries (subject to certain exceptions); acquire merge, consolidate with or into another person or entity, liquidate or dissolve (other than certain types of permitted acquisitions and corporate reorganization); or create, incur, assume or allow any lien on any of its property or assets or assign any right to receive income (except for certain permitted liens). The Credit Agreement also contains a financial covenant requiring that the Company maintain a certain leverage ratio.

The Credit Agreement terminates and any and all borrowings are due on August 14, 2024, subject to any extension requested by the Company and agreed to by the lenders pursuant to Section 2.25 of the Credit Agreement. The Credit Agreement may be terminated earlier by the Company without penalty upon written notice and prompt repayment of all amounts borrowed and payment of the fees pursuant to Section 2.12 of the Credit Agreement. Loans outstanding under the Credit Agreement may become immediately due and payable upon certain events of default as set forth in the Credit Agreement.

Under the Credit Agreement, the Company is required to pay a commitment fee in respect of unutilized commitments, which accrue at a rate set forth in the Credit Agreement. The Company must also pay customary letter of credit fees and agency fees.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to loans bearing interest at a rate determined by reference to LIBOR. There is no scheduled amortization under the revolving credit facility.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and filed herewith. In the ordinary course of their respective businesses, the Lenders under the Credit Agreement and their affiliates have engaged, and in the future may engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement as described above, the Company voluntarily terminated the $2 billion credit agreement, dated as of June 19, 2015, among the Company, the lenders thereunder and Bank of America, N.A., as administrative agent, and paid the resulting fees required by such credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit    Description

10.1Credit Agreement, dated as of August 14, 2019, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  August 14, 2019

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 14, 2019, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.